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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 8 to Registration Statement
No. 333-94623 of Alliance Data Systems Corporation and Subsidiaries of our report dated February 2, 2001 (February 28, 2001 as to Note 21) appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Historical Consolidated Financial and Operating Information" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Columbus, Ohio



June 1, 2001